Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-275932 on Form S-3 of our report dated February 28, 2024, relating to the financial statements of NewAmsterdam Pharma Company N.V., appearing in the Annual Report on Form 10-K of NewAmsterdam Pharma Company N.V. for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Accountants B.V.

Eindhoven, The Netherlands April 12, 2024